Exhibit 99.1

VERITEX HOLDINGS, INC. REPORTS RECORD FIRST QUARTER FINANCIAL RESULTS
STRONG ORGANIC LOAN GROWTH CONTINUES INTO 2018
Dallas, TX — April 23, 2018 —Veritex Holdings, Inc. (“Veritex” or the “Company”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended March 31, 2018. The Company reported net income available to common stockholders of $10.4 million, or $0.42 diluted earnings per share (“EPS”), compared to $3.3 million, or $0.14 diluted EPS, for the quarter ended December 31, 2017 and $3.1 million, or $0.20 diluted EPS, for the quarter ended March 31, 2017.
C. Malcolm Holland, the Company’s Chairman and Chief Executive Officer, said, “I am excited to report record quarterly results. Our earnings reflect significant benefits achieved from the financially attractive acquisitions of Sovereign Bancshares, Inc. and Liberty Bancshares, Inc. completed over the prior two quarters. Integration of these acquisitions have gone well, and we completed the Liberty acquisition’s core system conversion earlier this month. We are currently on track for another good year with strong capital, exceptional credit quality and strong growth in both loans and deposits.”
2018 First Quarter Highlights

•
Net income available for common stockholders for the quarter ended March 31, 2018 was $10.4 million, or $0.42 diluted EPS, compared to $3.1 million, or $0.20 diluted EPS, for the quarter ended March 31, 2017.

•
Core (non-GAAP) net income available for common stockholders totaled $9.0 million, or $0.37 core diluted EPS, for the quarter ended March 31, 2018, compared to $3.1 million, or $0.20 core diluted EPS, for the quarter ended March 31, 2017.

•
Total loans, excluding $26.3 million in loans that were sold in connection with the sale of two branch locations discussed below, increased $82.6 million, or 14.8% annualized, to 2.3 billion compared to the quarter ended December 31, 2017.

•
Total deposits, excluding $64.3 million in deposits that were sold in connection with the sale of two branch locations discussed below, increased $215.2 million, or 37.6% annualized, to $2.5 billion compared to the quarter ended December 31, 2017.

•
We completed the previously announced sale of certain assets and liabilities associated with two branches in the Austin metropolitan market to Horizon Bank, SSB resulting in a $355 thousand gain on sale reported in other non-interest income. The completion of the sale results in us exiting the Austin metropolitan market.

Net income for the quarter ended March 31, 2018 was negatively impacted by an $820 thousand re-measurement of our deferred tax assets and deferred tax liabilities due to our new effective tax rate under the Tax Cuts and Jobs Act (the “Tax Act”), compared to a negative impact of $3.1 million for the quarter ended December 31, 2017.
The measurement period for Veritex to determine the fair values of acquired identifiable assets and assumed liabilities is the earlier of (i) twelve months from the date of the acquisition or (ii) as soon as Veritex receives the information it was seeking about facts and circumstances that existed as of the acquisition date or learns that more information is not obtainable. As Veritex had only recorded provisional estimates for the acquisition of Sovereign Bancshares, Inc. (“Sovereign”) and Liberty Bancshares, Inc. (“Liberty”) with respect to loans, bank premises, furniture and equipment, goodwill, intangible assets and deferred taxes for the quarter ended December 31, 2017, changes to these provisional estimates and re-measurement of deferred taxes negatively impacted net income for the quarter ended March 31, 2018. Changes to recorded provisional estimates for the Liberty acquisitions with respect to loans, goodwill, intangible assets, accrued expenses, deposits and deferred taxes could potentially have a further impact on our earnings.
As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance. These non-GAAP financial measures are reconciled in the section labeled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Result of Operations for the Three Months Ended March 31, 2018
Net Interest Income
For the three months ended March 31, 2018, net interest income before provision for loan losses was $29.1 million and net interest margin was 4.46% compared to $25.8 million and 4.24%, respectively, for the three months ended December 31, 2017. The $3.3 million increase in net interest income was primarily due to an increase in interest income on loans, which was driven by increased volume in all loan categories resulting from continued organic loan growth and a $1.0 million increase in accretion during the three months ended March 31, 2018 compared to the three months ended December 31, 2017 on loans acquired from Sovereign and Liberty. Net interest margin increased 22 basis points from the three months ended December 31, 2017 primarily due to a change in mix of earning assets resulting from increases in loans, which tend to yield greater interest rates than other interest earning assets. Average loan balances represented 85.4% of average interest-earnings assets for the three months ended March 31, 2018 compared to 84.3% for the three months ended December 31, 2017.
Net interest income before provision for loan losses increased by $17.8 million from $11.3 million to $29.1 million and net interest margin increased 125 basis points from 3.21% to 4.46% for the three months ended March 31, 2018 as compared to the same period in 2017. The increase in net interest income before provision for loan losses was primarily driven by higher loan balances resulting from loans acquired from Sovereign and Liberty and continued organic loan growth. For the three months ended March 31, 2018, average loan balance increased by $1.3 billion compared to the three months ended March 31, 2017, which resulted in a $20.2 million increase in interest income. Net interest margin increased 125 basis points from the three months ended March 31, 2017 primarily due to a change in mix of earning assets resulting from increased loan balances as well as benefits of increases in the prime rates in new and renewed loans. Average loan balances represented 85.4% of average interest-earnings assets for the three months ended March 31, 2018 compared to 70.8% for the three months ended March 31, 2017.
Noninterest Income
Noninterest income for the three months ended March 31, 2018 was $2.8 million, an increase of $483 thousand or 21.0% compared to the three months ended December 31, 2017. The increase was primarily due to a $355 thousand gain on sale of assets resulting from the completion of the sale of certain assets and liabilities associated with two branches in the Austin market. In addition, the increase was due to $339 thousand increase in rental income resulting from the purchase of our headquarter building on December 6, 2017. This increase was partially offset by a $267 thousand gain on the sale of an other real estate owned property during the fourth quarter of 2017 with no corresponding sale in the first quarter of 2018.
Compared to the three months ended March 31, 2017, noninterest income for the three months ended March 31, 2018 grew $1.2 million or 81.2%. The increase was primarily due to a $424 thousand increase in service charges and fees on deposit accounts resulting from the additional acquired Sovereign and Liberty deposit accounts and the associated income from these accounts, $478 thousand of rental income resulting from the purchase of our headquarter building and the $355 thousand gain on sale of assets referenced above resulting from the completion of the sale of the two branches in the Austin market. This increase was partially offset by a $152 thousand decrease in gain on sale of Small Business Administration loans.
Noninterest Expense
Noninterest expense was $17.3 million for the three months ended March 31, 2018, compared to $15.0 million for the three months ended December 31, 2017, an increase of $2.3 million or 15.1%. The increase was primarily driven by a $1.5 million consent fee paid in connection with the execution of an assignment agreement entered into in January 2018 to assign one of our branch leases that the Company ceased using during the three months ended December 31, 2017, which was recorded in occupancy and equipment expense. Compared to the fourth quarter of 2017, salaries and employee benefits increased $573 thousand primarily due to two additional months of salaries and employee benefit expenses for employees associated with the Liberty acquisition that were recognized during the three months ended March 31, 2018, as the Liberty acquisition closed on December 1, 2017. Amortization of intangibles increased $427 thousand primarily due to a $336 thousand increase in amortization of intangible in-place lease assets associated with the purchase of our headquarter building in December 2017.

Compared to the three months ended March 31, 2017, noninterest expense for the three months ended March 31, 2018 increased $9.9 million, or 132.3%. The increase was primarily driven by a $4.0 million increase in salaries and employee benefits expense related to the additional full-time equivalent employees as a result of the Sovereign and Liberty acquisitions. Additionally, occupancy and equipment expense increased $2.2 million primarily due to the $1.5 million consent fee paid in connection with the lease assignment agreement referenced above. Professional fees increased $1.0 million primarily as a result of increased legal fees associated with closing of the sale of two branches in Austin and the execution of a sublease and a lease assignment agreement during the first quarter of 2018. Amortization of intangibles increased $883 thousand primarily due to a $519 thousand increase in amortization of intangible in-place lease assets associated with the purchase of our headquarter building in December 2017.
Financial Condition
Total loans were $2.3 billion at March 31, 2018, an increase of $56.3 million, or 2.5%, compared to December 31, 2017. Excluding $26.3 million of loans that were sold in connection with the sale of two branch locations in the first quarter of 2018, total loans increased $82.6 million, or 3.7%. The net increase was primarily the result of the continued execution and success of our organic growth strategy.
Total deposits were $2.5 billion at March 31, 2018, an increase of $150.9 million, or 6.4%, compared to the fourth quarter of 2017. Excluding $64.3 million of deposits that were sold in connection with the sale of two branch locations in the first quarter of 2018, total deposits increased $215.2 million, or 9.4%. The increase was primarily due to an increase in financial institution money market accounts of $209.2 million, which includes organic growth in our correspondent money market accounts of $164.3 million. This growth was partially offset by a decrease in non-interest bearing deposits of $54.9 million.
Asset Quality
Our allowance for loan losses as a percentage of loans was 0.58% and 0.57% of total loans at March 31, 2018 and December 31, 2017, respectively. The allowance for loan losses as a percentage of total loans was determined by the qualitative factors around the nature, volume and mix of the loan portfolio. The increase in the allowance for loan loss as a percentage of loans was attributable to continued execution and success of our organic growth strategy. We recorded a provision for loan losses of $678 thousand for the quarter ended March 31, 2018 compared to a provision of $2.5 million for the quarter ended December 31, 2017, due to an increase in our loans as result of organic growth as compared to an increase in acquired loans due to the closing of the Liberty acquisition in December 2017.
Nonperforming assets totaled $3.8 million, or 0.12%, of total assets at March 31, 2018 compared to $932 thousand, or 0.03%, of total assets at December 31, 2017. The increase of $2.9 million in nonperforming assets compared to December 31, 2017 was primarily due to an increase in nonperforming loans of $3.3 million offset by a decrease in other real estate owned of $439 thousand.
Non-GAAP Financial Measures
The Company’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, the Company reviews and reports core net interest income, core non-interest expense, core net income from operations, core net income, core net income available to common stockholders, core diluted earnings per share, core efficiency ratio, core net interest margin, core return on average assets, tangible book value per common share and the tangible common equity to tangible assets ratio. The Company has included in this release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this release for a reconciliation of these non-GAAP financial measures.
Business Combinations Measurement Period
The measurement period for the Company to determine the fair values of acquired identifiable assets and assumed liabilities for Liberty will end at the earlier of (i) twelve months from the date of the acquisition or (ii) as soon as the Company receives the information it was seeking about facts and circumstances that existed as of the acquisition date or learns that more information is not obtainable. Provisional estimates for loans, goodwill, intangible assets, accrued expenses, deposits and deferred taxes have been recorded for the Liberty acquisition as independent valuations have not been finalized. Changes to provisional estimates could potentially have an impact on the re-measurement of our deferred taxes.
Conference Call
The Company will also host an investor conference call to review the results on Tuesday, April 24, 2018 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/m6/p/wqr6oe3g and will receive a unique pin number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call toll-free at (877) 703-9880.
The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.veritexbank.com. An audio replay will be available one hour after the conclusion of the call at (855) 859-2056, Conference #5459708. This replay, as well as the webcast, will be available until May 1, 2018.
About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations:
Susan Caudle
972-349-6132
scaudle@veritexbank.com

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Veritex’s future financial performance, business and growth strategy, projected plans and objectives, and related transactions, integration of the acquired businesses, ability to recognize anticipated operational efficiencies, and other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about Veritex and its subsidiaries, any of which may change over time and some of which may be beyond Veritex’s control. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to whether Veritex can: successfully implement its growth strategy, including identifying acquisition targets and consummating suitable acquisitions; continue to sustain internal growth rate; provide competitive products and services that appeal to its customers and target market; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Veritex operates and in which its loans are concentrated, including the effects of declines in housing markets; an increase in unemployment levels and slowdowns in economic growth; Veritex's level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; changes in market interest rates may increase funding costs and reduce earning asset yields thus reducing margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of Veritex's investment securities portfolio; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in our loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of Veritex's operations including changes in regulations affecting financial institutions, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations being issued in accordance with this statute and potential expenses associated with complying with such regulations; Veritex's ability to comply with applicable capital and liquidity requirements, including our ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and manmade disasters including terrorist attacks;; and achieve its performance goals. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Special Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Veritex’s Annual Report on Form 10-K filed with the SEC on March 14, 2018 and any updates to those risk factors set forth in Veritex’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Veritex does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, Veritex cannot assess the impact of each factor on Veritex’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Consolidated Financial Highlights - (Unaudited)
(In thousands, except percentages)

	At and For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Selected Financial Data:
Net income	$10,388	$3,257	$5,182	$3,615	$3,098
Net income available to common stockholders	10,388	3,257	5,140	3,615	3,098
Total assets	3,063,319	2,945,583	2,494,861	1,508,589	1,522,015
Total loans(1)	2,316,089	2,259,831	1,907,509	1,122,468	1,020,970
Provision for loan losses	678	2,529	752	943	890
Allowance for loan losses	13,401	12,808	10,492	9,740	8,816
Noninterest-bearing deposits(2)	597,236	652,218	495,627	337,057	338,226
Total deposits(2)	2,493,794	2,342,912	1,985,658	1,211,107	1,221,696
Total stockholders’ equity	497,433	488,929	445,929	247,602	242,725
Summary Performance Ratios:
Return on average assets(3)	1.41%	0.48%	0.94%	0.97%	0.83%
Return on average equity(3)	8.55	2.78	5.44	5.89	5.20
Net interest margin(4)	4.46	4.24	3.78	3.53	3.21
Efficiency ratio(5)	54.28	53.60	59.33	55.03	58.26
Noninterest expense to average assets(3)	2.35	2.22	2.26	2.08	1.99
Summary Credit Quality Data:
Nonaccrual loans	$3,438	$465	$1,856	$1,514	$1,686
Accruing loans 90 or more days past due(6)	374	18	54	15	212
Other real estate owned	10	449	738	493	998
Nonperforming assets to total assets	0.12%	0.03%	0.11%	0.13%	0.19%
Nonperforming loans to total loans	0.16	0.02	0.10	0.14	0.19
Allowance for loan losses to total loans	0.58	0.57	0.55	0.87	0.86
Net charge-offs to average loans outstanding	—	0.01	—	—	0.06
Capital Ratios:
Total stockholders’ equity to total assets	16.24%	16.60%	17.87%	16.41%	15.95%
Tangible common equity to tangible assets	11.01	11.12	12.76	14.77	14.31
Tier 1 capital to average assets	11.84	12.92	15.26	15.09	14.65
Tier 1 capital to risk-weighted assets	12.53	12.48	14.17	18.17	19.94
Common equity tier 1 (to risk weighted assets)	12.09	12.03	13.65	17.92	19.66
Total capital to risk-weighted assets	13.22	13.16	14.87	19.37	21.20
___________________________

(1)
Total loans does not include loans held for sale and deferred fees. Loans held for sale were $893 thousand at March 31, 2018, $841 thousand at December 31, 2017, $2.2 million at September 30, 2017, $4.1 million at June 30, 2017 and $1.9 million at March 31, 2017. Deferred fees were $24 thousand at March 31, 2018, $28 thousand at December 31, 2017, $28 thousand at September 30, 2017, $40 thousand at June 30, 2017, and $48 thousand at March 31, 2017. Total loans include branch assets held for sale of $26.3 million at December 31, 2017.

(2)	Total noninterest-bearing deposits and total deposits at December 31, 2017 include branch liabilities held for sale of $39.4 million and $64.3 million, respectively.

(3)
We calculate our average assets and average equity for a period by dividing the sum of our total assets or total stockholders’ equity, as the case may be, at the close of business on each day in the relevant period, by the number of days in the period. We have calculated our return on average assets and return on average equity for a period by dividing net income for that period by our average assets and average equity, as the case may be, for that period.

(4)	Net interest margin represents net interest income, annualized on a fully tax equivalent basis, divided by average interest-earning assets.

(5)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(6)
Accruing loans 90 or more days past due excludes $2.0 million, $3.3 million and $3.3 million of PCI loans as of March 31, 2018, December 31, 2017 and September 30, 2017. No PCI loans were considered non-performing loans as of March 31, 2018, December 31, 2017 and September 30, 2017.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Condensed Consolidated Balance Sheets - (Unaudited)
(In thousands)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
ASSETS
Cash and due from banks	$26,861	$38,243	$21,879	$28,687	$23,021
Interest bearing deposits in other banks	168,333	110,801	129,497	144,459	262,714
Total cash and cash equivalents	195,194	149,044	151,376	173,146	285,735
Investment securities	243,164	228,117	204,788	134,708	138,698
Loans held for sale	893	841	2,179	4,118	1,925
Loans, net	2,302,664	2,220,682	1,896,989	1,112,688	1,012,106
Accrued interest receivable	7,127	7,676	6,387	3,333	2,845
Bank-owned life insurance	21,620	21,476	20,517	20,369	20,224
Bank premises, furniture and equipment, net	76,045	75,251	40,129	17,978	17,521
Non-marketable equity securities	20,806	13,732	10,283	7,407	7,375
Investment in unconsolidated subsidiary	352	352	352	93	93
Other real estate owned	10	449	738	493	998
Intangible assets, net	18,372	20,441	10,531	2,171	2,161
Goodwill	161,685	159,452	135,832	26,865	26,865
Other assets	13,634	14,518	14,760	5,220	5,469
Branch assets held for sale	1,753	33,552	—	—	—
Total assets	$3,063,319	$2,945,583	$2,494,861	$1,508,589	$1,522,015
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$597,236	$612,830	$495,627	$337,057	$338,226
Interest-bearing	1,896,558	1,665,800	1,490,031	874,050	883,470
Total deposits	2,493,794	2,278,630	1,985,658	1,211,107	1,221,696
Accounts payable and accrued expenses	3,862	5,098	4,017	2,574	1,631
Accrued interest payable and other liabilities	3,412	5,446	4,368	1,032	9,655
Advances from Federal Home Loan Bank	48,128	71,164	38,200	38,235	38,271
Junior subordinated debentures	11,702	11,702	11,702	3,093	3,093
Subordinated notes	4,988	4,987	4,987	4,946	4,944
Other borrowings	—	15,000	—	—	—
Branch liabilities held for sale	—	64,627	—	—	—
Total liabilities	2,565,886	2,456,654	2,048,932	1,260,987	1,279,290
Commitments and contingencies
Stockholders’ equity:
Common stock	241	241	227	152	152
Additional paid-in capital	445,964	445,517	404,900	211,901	211,512
Retained earnings	55,015	44,627	41,143	36,003	32,388
Unallocated Employee Stock Ownership Plan shares	(106)	(106)	(209)	(209)	(209)
Accumulated other comprehensive loss	(3,611)	(1,280)	(62)	(175)	(1,048)
Treasury stock	(70)	(70)	(70)	(70)	(70)
Total stockholders’ equity	497,433	488,929	445,929	247,602	242,725
Total liabilities and stockholders’ equity	$3,063,319	$2,945,583	$2,494,861	$1,508,589	$1,522,015

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Income - (Unaudited)
(In thousands, except per share data)

	For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Interest income:
Interest and fees on loans	$32,067	$28,182	$20,706	$13,024	$11,883
Interest on investment securities	1,328	1,211	941	735	575
Interest on deposits in other banks	687	500	629	548	610
Interest on other	5	4	3	—	1
Total interest income	34,087	29,897	22,279	14,307	13,069
Interest expense:
Interest on deposit accounts	4,293	3,677	2,812	1,742	1,647
Interest on borrowings	692	470	338	189	169
Total interest expense	4,985	4,147	3,150	1,931	1,816
Net interest income	29,102	25,750	19,129	12,376	11,253
Provision for loan losses	678	2,529	752	943	890
Net interest income after provision for loan losses	28,424	23,221	18,377	11,433	10,363
Noninterest income:
Service charges and fees on deposit accounts	933	769	669	555	509
Gain on sales of investment securities	8	17	205	—	—
Gain on sales of loans and other assets owned	581	882	705	807	747
Bank-owned life insurance	189	192	188	186	187
Other	1,070	438	210	218	92
Total noninterest income	2,781	2,298	1,977	1,766	1,535
Noninterest expense:
Salaries and employee benefits	7,930	7,357	5,921	3,642	3,908
Occupancy and equipment	3,234	1,996	1,596	1,015	1,011
Professional fees	1,802	1,713	1,973	1,188	798
Data processing and software expense	828	766	719	372	360
FDIC assessment fees	302	116	410	393	258
Marketing	461	388	436	225	244
Other assets owned expenses and write-downs	172	73	71	13	25
Amortization of intangibles	978	551	223	95	95
Telephone and communications	426	282	230	106	102
Other	1,173	1,793	943	733	649
Total noninterest expense	17,306	15,035	12,522	7,782	7,450
Net income from operations	13,899	10,484	7,832	5,417	4,448
Income tax expense	3,511	7,227	2,650	1,802	1,350
Net income	$10,388	$3,257	$5,182	$3,615	$3,098
Preferred stock dividends	$—	$—	$42	$—	$—
Net income available to common stockholders	$10,388	$3,257	$5,140	$3,615	$3,098
Basic earnings per share	$0.43	$0.14	$0.26	$0.24	$0.20
Diluted earnings per share	$0.42	$0.14	$0.25	$0.23	$0.20
Weighted average basic shares outstanding	24,120	23,124	19,976	15,211	15,200
Weighted average diluted shares outstanding	24,539	23,524	20,392	15,637	15,632

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - (Unaudited)
(In thousands except per share data and percentages)
The following table reconciles, at the dates set forth below, GAAP net income available to common stockholders to core (non-GAAP) net income available to common stockholders, core basic and diluted earnings per share, core efficiency ratio, core net interest margin and core return on average assets:

	For the Three Months Ended
	March 31, 2018	December 31, 2017		September 30, 2017	June 30, 2017	March 31, 2017
Net interest income (as reported)	$29,102	$25,750		$19,129	$12,376	$11,253
Adjustment:
Income recognized on acquired loans	4,009	$2,955		$637	$135	$55
Core net interest income	25,093	22,795		18,492	12,241	11,198
Provision for loan losses (as reported)	678	2,529		752	943	890
Noninterest income (as reported)	2,781	2,298		1,977	1,766	1,535
Adjustment:
Gain on sale of disposed branch assets	388	—		—	—	—
Core noninterest income	2,393	2,298		1,977	1,766	1,535
Noninterest expense (as reported)	17,306	15,035		12,522	7,782	7,450
Adjustment:
Lease exit costs, net(1)	(1,071)	—		—	—	—
Branch closure expenses	(172)	—		—	—	—
M&A and other related one-time expenses	(335)	(1,018)		(1,391)	(193)	(89)
Core noninterest expense	15,728	14,017		11,131	7,589	7,361
Core net income from operations	11,080	8,547		8,586	5,475	4,482
Income tax expense (as reported)	3,511	7,227		2,650	1,802	1,350
Adjustments:
Tax impact of adjustments	(579)	(678)		264	20	12
Tax Act re-measurement	(820)	(3,051)		—	—	—
Other M&A discrete tax items	—	(398)		—	—	—
Core income tax expense	$2,112	$3,100		$2,914	$1,822	$1,362
Net income (as reported)	$10,388	$3,257		$5,182	$3,615	$3,098
Core net income	$8,968	$5,447		$5,672	$3,653	$3,120
Preferred stock dividends (as reported)	$—	$—	—	$42	$—	$—
Core net income available to common stockholders	$8,968	$5,447		$5,630	$3,653	$3,120
Weighted average diluted shares outstanding	24,539	23,524		20,392	15,637	15,632
Diluted earnings per share (as reported)	0.42	0.14		0.25	0.23	0.20
Core diluted earnings per share(2)	0.37	0.23		0.28	0.23	0.20
Efficiency Ratio
Efficiency ratio (as reported)	54.28%	53.60%		59.33%	55.03%	58.26%
Core efficiency ratio(3)	57.22%	55.86%		54.38%	54.18%	57.81%
Net Interest Margin
Net interest margin (as reported)	4.46%	4.24%		3.78%	3.53%	3.21%
Core net interest margin(4)	3.84%	3.75%		3.66%	3.49%	3.19%
Return on average assets
Return on average assets (as reported)	1.41%	0.48%		0.94%	0.97%	0.83%
Core return on average assets(5)	1.22%	0.80%		1.02%	0.98%	0.83%

(1)
Lease exit costs, net includes a $1.5 million consent fee and $240 thousand in professional services paid in January 2018 to separately assign and sublease two of our branch leases that the Company ceased using in 2017 offset by the reversal of the corresponding assigned lease cease-use liability totaling $669 thousand.

(2)
Core diluted earnings per share is defined as core net income available to common stockholders divided by weighted average diluted shares outstanding. Excluded from net income available to common stockholders are income recognized on acquired loans, lease exit costs, net, branch closure expenses, M&A and other related one-time expenses, the tax impact of the adjustments to core net interest income and core noninterest expense, the re-measurement of our deferred tax asset as a result of the Tax Act and the tax impact of other M&A discrete tax items.

(3)	We calculate core efficiency ratio as core noninterest expense divided by the sum of core net interest income and core noninterest income.

(4)	Core net interest margin is equal to core net interest income divided by average interest-earning assets.

(5)	Core return on average assets is equal to core net income divided by average assets

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures - (Unaudited)
(In thousands except per share data and percentages)
The following table reconciles, at the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our book value per common share to our tangible book value per share:

	For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Tangible Common Equity
Total stockholders’ equity	$497,433	$488,929	$445,929	$247,602	$242,725
Adjustments:
Goodwill	(161,685)	(159,452)	(135,832)	(26,865)	(26,865)
Intangible assets(1)	(18,372)	(22,165)	(10,531)	(2,171)	(2,161)
Total tangible common equity	$317,376	$307,312	$299,566	$218,566	$213,699
Tangible Assets
Total assets	$3,063,319	$2,945,583	$2,494,861	$1,508,589	$1,522,015
Adjustments:
Goodwill	(161,685)	(159,452)	(135,832)	(26,865)	(26,865)
Intangible assets(1)	(18,372)	(22,165)	(10,531)	(2,171)	(2,161)
Total tangible assets	$2,883,262	$2,763,966	$2,348,498	$1,479,553	$1,492,989
Tangible Common Equity to Tangible Assets(2)	11.01%	11.12%	12.76%	14.77%	14.31%
Common shares outstanding	24,149	24,110	22,644	15,233	15,229

Book value per common share(3)	$20.60	$20.28	$19.69	$16.25	$15.94
Tangible book value per common share(4)	$13.14	$12.75	$13.23	$14.35	$14.03

(1)	Intangible assets as of December 31, 2017 include branch intangible assets held for sale of $1.7 million.

(2)
We calculate tangible common equity as total stockholders’ equity less goodwill and other intangible assets, net of accumulated amortization, and we calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization.

(3)
We calculate book value per common share as total stockholders’ equity at the end of the relevant period divided by the outstanding number of shares of our common stock at the end of the relevant period.

(4)	We calculate tangible book value per common share as total tangible common equity, divided by the outstanding number of shares of our common stock at the end of the relevant period.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Net Interest Margin - (Unaudited)
(In thousands except percentages)

	For the Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Total loans(1)(4)	$2,261,133	$32,067	5.75%	$2,030,587	$28,182	5.51%	$1,007,622	$11,883	4.78%
Securities available for sale	222,026	1,328	2.43	233,244	1,211	2.06	119,226	575	1.96
Interest-bearing deposits in other banks	163,996	687	1.70	145,099	500	1.37	295,637	610	0.84
Investment in unconsolidated subsidiary	327	5	6.20	352	4	4.51	93	1	4.36
Total interest-earning assets	2,647,482	34,087	5.22	2,409,282	29,897	4.92	1,422,578	13,069	3.73
Allowance for loan losses	(13,133)			(10,658)			(8,558)
Noninterest-earning assets(4)	355,625			292,664			103,692
Total assets	$2,989,974			$2,691,288			$1,517,712
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits(4)	$1,745,195	$4,293	1.00%	$1,569,950	$3,677	0.93%	$858,420	$1,647	0.78%
Advances from FHLB	117,507	460	1.59	74,589	213	1.13	38,293	70	0.74
Other borrowings	16,926	232	5.56	25,398	257	4.01	8,064	99	4.98
Total interest-bearing liabilities	1,879,628	4,985	1.08	1,669,937	4,147	0.98	904,777	1,816	0.81
Noninterest-bearing liabilities:
Noninterest-bearing deposits(4)	600,215			542,918			368,117
Other liabilities(4)	17,262			13,819			3,209
Total noninterest-bearing liabilities	617,477			556,737			371,326
Stockholders’ equity	492,869			464,614			241,609
Total liabilities and stockholders’ equity	$2,989,974			$2,691,288			$1,517,712
Net interest rate spread(2)			4.14%			3.94%			2.92%
Net interest income		$29,102			$25,750			$11,253
Net interest margin(3)			4.46%			4.24%			3.21%

(1)	Includes average outstanding balances of loans held for sale of $1,336, $3,155 and $2,094 for the three months ended March 31, 2018, December 31, 2017, and March 31, 2017, respectively.

(2)	Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.

(3)	Net interest margin is equal to net interest income divided by average interest-earning assets.

(4)
Includes average outstanding balances of branch assets and liabilities held for sale in total loans, noninterest-bearing assets, interest-bearing deposits, noninterest-bearing deposits and other liabilities for the three months ended December 31, 2017.